UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 16, 2016

ALDEYRA THERAPEUTICS, INC.

(Exact name of Registrant as specified in its charter)

Delaware	001-36332	20-1968197
(State or other Jurisdiction of Incorporation)	(Commission File No.)	(IRS Employer Identification No.)

131 Hartwell Avenue, Suite 320

Lexington, MA 02421

(Address of principal executive offices and zip code)

Registrant’s telephone number, including area code: (781) 761-4904

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(e)

On March 16, 2016, the Compensation Committee (the “Compensation Committee”) of the Board of Directors (the “Board”) of Aldeyra Therapeutics, Inc. (the “Company”) approved 2016 annual base salaries and 2016 bonus target amounts for the Company’s named executive officers. Prior to approving the foregoing, the Compensation Committee reviewed an analysis of the Company’s executive compensation compared to the Company’s peer group conducted by Pearl Meyer & Partners, a compensation consultant engaged by the Compensation Committee.

The Compensation Committee approved 2016 annual base salaries and 2016 bonus target amounts for the twelve-month period ending December 31, 2016, in the amounts set forth opposite the names of the executive officers listed below.

Name	Position	2016 Base Salary	2016 Target Bonus
Todd C. Brady, M.D., Ph.D.	President and Chief Executive Officer	$440,000	$220,000
Stephen J. Tulipano	Chief Financial Officer	$301,400	$105,490
Scott L. Young	Chief Operating Officer	$330,750	$115,763

On March 16, 2016, the Compensation Committee adopted a Management Cash Incentive Plan (the “Incentive Plan”). The Incentive Plan permits the Company to award and pay performance-based incentive bonuses to the Company’s officers and other employees, with such bonuses incorporating such performance objectives and relating to such performance periods as the Board and/or the Compensation Committee may determine in its discretion. Bonus awards made under the Incentive Plan are to be paid in cash. The Incentive Plan is administered by the Compensation Committee, which will determine if performance goals are achieved or exceeded and which retains the discretion to increase, reduce or eliminate the bonus that otherwise would have been payable based on actual performance. In general, employees of the Company must remain employed by the Company at the time of payment to receive an award. The foregoing description of the Incentive Plan is a summary of the material terms of such plan, does not purport to be complete and is qualified in its entirety by reference to the Incentive Plan, which is filed as Exhibit 10.25 to this Current Report on Form 8-K and is incorporated by reference herein.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

10.25	Management Cash Incentive Plan

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ALDEYRA THERAPEUTICS, INC.

By:	/s/ Todd C. Brady, M.D., Ph.D.
Name: Todd C. Brady, M.D., Ph.D.
Title: President and Chief Executive Officer

Dated: March 18, 2016